                 As filed with the Securities and Exchange Commission
                                   on June 4, 1999
                                                         Registration No. 333-
-------------------------------------------------------------------------------

                          SECURITIES AND EXCHANGE COMMISSION
                                WASHINGTON, D.C. 20549
                                ______________________

                                       FORM S-8
                                REGISTRATION STATEMENT
                                        UNDER
                              THE SECURITIES ACT OF 1933
                                ______________________
                         CCC INFORMATION SERVICES GROUP INC.
                (Exact name of registrant as specified in its charter)

     Delaware                                     54-124269
(State or other jurisdiction of         (I.R.S. Employer Identification No.)
incorporation or organization)

                           444 Merchandise Mart
                         Chicago, Illinois 60654
                              (312) 222-4636
   (Address, including ZIP code, and telephone number, including area code, of registrant's principal executive offices)

                         CCC INFORMATION SERVICES GROUP INC.
                                1997 STOCK OPTION PLAN
                                 (Full title of plan)

      Leonard L. Ciarrocchi                     Copy to:
     Executive Vice President           LELAND E. HUTCHINSON, ESQ.
     Chief Financial Officer                 Winston & Strawn
CCC Information Services Group Inc.       35 West Wacker Drive
      444 Merchandise Mart               Chicago, Illinois 60601
    Chicago, Illinois 60654                  (312) 558-7336
       (312) 222-4636

  (Name, address, including ZIP code, and
     telephone number, including area code,
          of agent for service)

                           CALCULATION OF REGISTRATION FEE

-------------------------------------------------------------------------------------------------
                                         Proposed              Proposed
Title of securities   Amount to be    maximum offering     maximum aggregate       Amount of
to be registered       registered     price per share (1)   offering price (1)   registration fee
-------------------------------------------------------------------------------------------------
Common Stock,       1,000,000 shs.        $12.50             $12,500,000.00        $3,687.50
par value
$.10 per share
-------------------------------------------------------------------------------------------------

(1) Calculated pursuant to Rule 457(h) of the Securities Act of 1933, as amended, based upon the average of the bid and ask price of the common stock, par value $.10 per share, of CCC Information Services Group Inc. on the Nasdaq National Market System on June 1, 1999.

          This registration statement covers 1,000,000 additional shares of the common stock of the registrant, par value $.10 per share, to be issued pursuant to the CCC Information Services Group Inc. 1997 Stock Option Plan to bring the total number of shares under the Plan to 2,500,000. The contents of the registration statements on Form S-8 heretofore filed with the Commission (File Nos. 333-26001 and 333-67645) are incorporated by reference in this registration statement.

                                      SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, as amended, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized, in the City of Chicago, State of Illinois, on June 1, 1999.

                                     CCC INFORMATION SERVICES GROUP INC.


                                     By:    /s/ David M. Phillips
                                           -------------------------------
                                                David M. Phillips
                                           Chairman and
                                           Chief Executive Officer


                           POWER OF ATTORNEY

          The undersigned directors and executive officers of CCC Information Services Group Inc. do hereby constitute and appoint David M. Phillips and Leonard L. Ciarrocchi and each of them, with full power of substitution, our true and lawful attorneys-in-fact and agents to do any and all acts and things in our name and behalf in our capacities as directors and officers, and to execute any and all instruments for us and in our names in the capacities indicated below which such person may deem necessary or advisable to enable CCC Information Services Group Inc. to comply with the Securities Act of 1933, as amended (the "Securities Act"), and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but not limited to, power and authority to sign for us, or any of us, in the capacities indicated below and any and all amendments (including pre-effective and post-effective amendments) hereto; and we do hereby ratify and confirm all that such person or persons shall do or cause to be done by virtue hereof.

          Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities indicated on June 1, 1999.


     Signature                               Title
    ----------                               -----

/s/ David M. Phillips              Director, Chairman and
-----------------------            Chief Executive Officer
David M.Phillips                   (Principal Executive Officer)

/s/ Githesh Ramamurthy             Director, President and Chief
-----------------------            Operating Officer
Githesh Ramamurthy

/s/ Leonard L. Ciarrocchi          Executive Vice President and
-------------------------          Chief Financial Officer
Leonard L. Ciarrocchi              (Principal Financial Officer)

/s/ Michael P. Devereux            Senior Vice President - Chief
-------------------------          Accounting Officer
Michael P. Devereux                (Principal Accounting Officer)

/s/ Morgan W. Davis                Director
-----------------------
Morgan W. Davis


/s/ Michael R. Eisenson            Director
-----------------------
Michael R. Eisenson


/s/ Thomas L. Kempner              Director
-----------------------
Thomas L. Kempner


/s/ Dudley C. Mecum                Director
-----------------------
Dudley C. Mecum


/s/ Mark A. Rosen                  Director
-----------------------
Mark A. Rosen


/s/ Michael R. Stanfield           Director
------------------------
Michael R. Stanfield


/s/ Herbert S. Winokur, Jr.        Director
---------------------------
Herbert S. Winokur, Jr.


               INDEX TO EXHIBITS TO REGISTRATION STATEMENT ON FORM S-8

Exhibit
Number         Description of Document                           Page
-------        -----------------------                          ------
*5.01          Opinion of Winston & Strawn as to the
               legality of the securities being
               registered.

*23.01         Consent of Winston & Strawn (included
               in its opinion filed as Exhibit
               5.01).

*23.02         Consent of PricewaterhouseCoopers
               LLP.

25.01          Powers of Attorney (included on
               signature page).

______________________
*    Filed herewith.